                                                                      EXHIBIT 16



April 29, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read item 4 of the current report on Form 8-K event date April 28, 1997 of Acacia Research Corporation and are in agreement with the statements contained in the second and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            /s/FINOCCHIARO & CO.
                                            ---------------------